EXHIBIT 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-10

(Form Type)

ELDORADO GOLD CORPORATION.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Shares, Debt Securities, Convertible Securities, Warrants, Rights, Subscription Receipts and Units	Rule 457(o)	$750,000,000 (1)	(1)	$750,000,000 (1)(2)	$0.0001102	$82,650(1)(2)
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$750,000,000		$82,650
	Total Fees Previously Paid							$0
	Total Fee Offsets							$73,721
	Net Fee Due							$8,929

(1)

There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, convertible securities, warrants, rights, subscription receipts, and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed USD$750,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

1

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Eldorado Gold Corporation	F-10	333-233055(1)	08/06/2019		$73,721	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$625,000,000(2)
Fees Offset Sources	Eldorado Gold Corporation	F-10	333-233055(1)		08/06/2019						$73,721

(1)

The Registrant previously paid USD$90,900 in registration fees with respect to the Registration Statement on Form F-10 (333-233055) on August 6, 2019 (the “Prior Registration Statement”), USD$75,750 of which remains unutilized and is attributable to USD$625,000,000 of unsold securities previously registered under the Prior Registration Statement. On December 20, 2021, the Company paid USD$2,029 of the registration fee required in connection with Registrant’s Form S-8 (File No. 333-261772) by offsetting the registration fee against the registration fees previously paid by the Registrant in connection with unsold securities registered under the Prior Registration Statement. Therefore, USD$73,721 is available for future registration fees pursuant to Rule 457(p) under the Securities Act. USD$73,721 of the previously paid fees attributable to USD$608,259,076 of unsold securities that were previously registered under the Prior Registration Statement may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

(2)	This amount is attributable to the aggregate amount of unsold securities that were previously registered under the Prior Registration Statement.

2